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                                                                   EXHIBIT 2.22











                            STOCK PURCHASE AGREEMENT

                                     AMONG

                              WALTER GORDENSTEIN,

                    DEAN WITTER REYNOLDS INC., CUSTODIAN FOR
                       THE IRA ROLLOVER OF CLIFFORD M. DAVIE
                                 DTD 12/15/94,

                               CLIFFORD M. DAVIE

                                      AND

                           OFFICE CENTRE CORPORATION

                             RELATING TO UDI CORP.


                            Dated as of May 23, 1997




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                            STOCK PURCHASE AGREEMENT



                THIS STOCK PURCHASE AGREEMENT, dated as of May 23, 1997, is made and entered into by and between OFFICE CENTRE CORPORATION, a Delaware corporation (the "Purchaser"), WALTER GORDENSTEIN ("Gordenstein"), DEAN WITTER REYNOLDS INC., CUSTODIAN FOR THE IRA ROLLOVER OF CLIFFORD M. DAVIE DTD 12/15/94 (the "IRA"; each of the IRA and Gordenstein, a "Seller"; collectively, the "Sellers") and CLIFFORD M. DAVIE ("Davie"; each of Davie and each Seller a "Seller Party;" collectively the "Seller Parties").

                WHEREAS, the Sellers own all of the issued and outstanding shares of the capital stock of UDI Corp., a Massachusetts corporation (the "Company") as set forth in Schedule A;

                WHEREAS, the Purchaser desires to purchase and the Sellers desire to sell to the Purchaser all of the issued and outstanding shares of capital stock of the Company under the terms and conditions of this Agreement; and

                WHEREAS, recognizing that he receives substantial benefit from the consummation of the transactions contemplated by this Agreement, Davie desires to make certain representations relating to the Company and to make certain agreements relating to the transactions contemplated hereby.

                NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and intending to be legally bound, the undersigned parties hereby agree as follows:


1.  PURCHASE AND SALE

                1.1 PURCHASE AND SALE. Subject to the terms and conditions contained in this Agreement, each Seller hereby sells, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, accepts, assumes and receives from each Seller, all right, title and interest in the number of shares of common stock without par value (the "Shares") of the Company set forth opposite such Seller's name on Schedule A hereto.

                1.2 PURCHASE PRICE. The purchase price hereby paid by the Purchaser to the Sellers for all of the Shares is a total of 117,738 shares of common stock, par value $.001 per share (the "Purchaser Shares"), of the Purchaser. The Purchaser hereby delivers to each Seller (or its designees) certificates representing the number of Purchaser Shares set forth opposite such Seller's name on Schedule A hereto. Each such certificate bears the following legend:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

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                     ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES
                     MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED WITHOUT ONE OF THE FOLLOWING: (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                1.3 DELIVERY OF SHARES. The Sellers hereby deliver to the Purchaser, free and clear of any liens, pledges, charges, encumbrances, claims, options or equity, certificates representing the Shares duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, against delivery of the Purchaser Shares to the Sellers (or their designees).

                1.4 FURTHER ASSURANCES. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, each of the Sellers (and its designees) and the Purchaser shall execute and deliver such other instruments and take such other actions as any other party, or its counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.


2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

                The Seller Parties hereby represent, warrant and agree as follows:

                2.1 LEGAL CAPACITY, TRUST POWER AND AUTHORITY OF THE SELLERS.

                    (a) Each of Davie and Gordenstein has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Dean Witter Reynolds Inc., Custodian for the IRA (the "Custodian") has the legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The IRA has taken all actions necessary to authorize the execution and delivery of, and consummation of the transactions under, this Agreement.

                    (b) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not violate (i) any material terms of any instrument, contractual restriction or commitment of any kind or character to which any Seller Party is a party or by which he or it is bound, or (ii) any requirement of law.



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                    (c) This Agreement has been duly and validly executed by
each Seller Party, and constitutes a valid and binding obligation of each Seller Party enforceable against each Seller Party in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                2.2 TITLE TO THE SHARES. No Seller Party is a party to or bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company. The Sellers own the Shares free and clear of any liens, pledges, encumbrances, charges, rights of first refusal, obligations or commitments to sell or other claims.

                2.3 CONSENTS AND APPROVALS. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to the Seller Parties in connection with the execution and delivery by the Seller Parties of this Agreement and the consummation and performance by each of them of the transactions contemplated hereby.

                2.4 NO CONFLICT. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Seller Parties of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under (i) any instrument, contract or other agreement by or to which any Seller Party is a party or by or to which any of them or their assets or properties are bound or subject; (ii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, any Seller Party or the assets or properties of any of them.

                2.5 INVESTMENT PURPOSE. The Sellers (and their designees) are acquiring the Purchaser Shares for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The Sellers (and their designees) will not resell the Purchaser Shares except in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempted therefrom.




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3.       REPRESENTATIONS AND WARRANTIES OF GORDENSTEIN AND DAVIE
         WITH RESPECT TO THE COMPANY

                Gordenstein and Davie hereby represent, warrant and agree as follows:

                3.1 ORGANIZATION AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. The Company is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business or financial condition of the Company.

                3.2 CAPITALIZATION; TITLE TO THE SHARES. The authorized capital stock of the Company consists of 15,000 shares of common stock, without par value, of which 2,250 are issued and outstanding on the date hereof. The Shares constitute all of the issued and outstanding capital stock of the Company and the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Company is not a party to or bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company. 3.3 CONSENTS AND APPROVALS. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to the Company in connection with the execution and delivery by the Seller Parties of this Agreement and the consummation and performance by each of them of the transactions contemplated hereby.

                3.4 NO CONFLICT. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Seller Parties of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of the Company's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By Laws of the Company; (ii) any instrument, contract or other agreement by or to which the Company is a party or by or to which any of them or their assets or properties are bound or subject; (ii) any instrument, contract or other agreement by or to which the Company is a party or by or to which any of them or their assets or properties are bound or subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or the assets or properties of any of them; or
(iv) any license, franchise, approval, certificate, permit or authorization applicable to the Company or any


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of its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of the Company.

                3.5 ARTICLES OF INCORPORATION AND BY-LAWS. Copies of the Certificate of Incorporation and the By-Laws of the Company, heretofore delivered to the Purchaser, are true and complete copies of such instruments as amended to the date of this Agreement, and are in full force and effect on the date hereof.



4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                The Purchaser hereby represents, warrants and agrees as follows:

                4.1 ORGANIZATION AND AUTHORITY OF PURCHASER.

                    (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority (i) to carry on its business as presently conducted and to own or lease and to operate its properties and (ii) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business or financial condition of the Purchaser. The Purchaser has taken all action as and in the manner required by law, its Certificate of Incorporation and its By-Laws or otherwise to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                    (b) This Agreement constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                4.2 CAPITALIZATION; PURCHASER SHARES. The authorized capital stock of the Purchaser consists of 50,000,000 shares of common stock, $.001 par value per share. After giving effect to the transactions contemplated hereby, there will be 5,374,302 shares of common stock of the Purchaser issued and outstanding. All such shares have been duly authorized and are validly issued, fully paid and non-assessable. The Purchaser is not a party to nor is bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued stock or any other equity



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security issued or to be issued by the Purchaser. The Purchaser Shares delivered to the Sellers (or their designees) hereby are free and clear of any liens, pledges, encumbrances, charges, rights of first refusal, obligations or commitments to sell or other claims.

                4.3 CONSENTS AND APPROVALS. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the consummation and performance by it of the transactions contemplated hereby.

                4.4 NO CONFLICT. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Purchaser of this Agreement in accordance with its terms and conditions does not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of the Purchaser's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of the Purchaser; (ii) any instrument, contract or other agreement by or to which the Purchaser is a party or by or to which it or its assets or properties are bound or subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Purchaser or its assets or properties; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to the Purchaser or any of its assets; or
(b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of the Purchaser.


5.  SURVIVAL AND INDEMNITY

                5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any opportunity of a party fully to investigate the affairs of another party, the Purchaser has the right to rely fully upon the representations and warranties of the Seller Parties contained in this Agreement, and the Sellers have the right to rely fully upon the representations and warranties of the Purchaser contained in this Agreement. All such representations and warranties shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereunder. The covenants and agreements contained herein shall survive until fully performed or discharged.

                5.2 INDEMNIFICATION BY GORDENSTEIN AND DAVIE. Subject to the limitations set forth in Section 5.1, at all times after the date of this Agreement, Gordenstein and Davie shall, other than as described in Section 5.3, jointly and severally indemnify, hold harmless and defend


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the Purchaser, the Company and their respective officers, directors, shareholders and employees against and in respect of:

                    (a) any and all Losses and Liabilities (as such terms are defined below) arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by any Seller Party herein, or in any certificate delivered pursuant hereto; and

                    (b) any and all Losses and Liabilities arising out of or in connection with or based upon the breach by any Seller Party of any agreement or covenant made herein.

                5.3 INDEMNIFICATION AS TO CERTAIN MATTERS BY GORDENSTEIN AND DAVIE. Subject to the limitations set forth in Section 5.1, at all times after the date of this Agreement, Gordenstein and Davie shall, severally but not jointly, indemnify, hold harmless and defend the Purchaser, the Company and their respective officers, directors, shareholders and employees as follows:

                (a) in the case of Gordenstein, against and in respect of any and all Losses and Liabilities arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by Gordenstein in
Article 2, or in any certificate related thereto; and

                (b) in the case of Davie, against and in respect of any and all Losses and Liabilities arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by Davie or the IRA in
Article 2, or in any certificate related thereto.


                5.4 INDEMNIFICATION BY THE PURCHASER. Subject to the limitations set forth in Section 5.1, the Purchaser shall indemnify, hold harmless and defend the Sellers at all times after the date of this Agreement, against and in respect of:

                    (a) any and all Losses and Liabilities arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by the Purchaser herein, or in any certificate delivered pursuant hereto; and

                    (b) any and all Losses and Liabilities arising out of or in connection with or based upon the breach by the Purchaser of any agreement or covenant made herein.

                5.5 DEFENSE OF CLAIMS. If any action, suit, claim, proceeding, demand, assessment or enforcement action is filed or initiated against any Indemnified Party (as defined below) hereunder, the Indemnified Party shall give written notice thereof to the Indemnifying Party or parties as promptly as practicable (and in any event within thirty (30) days after the


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service of the citation or summons); PROVIDED, HOWEVER, that the failure of any
Indemnified Party to give timely notice shall not affect the rights of such party to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice and a reasonable period of time to allow for analysis of the relevant claim, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that such Indemnifying Party shall be obligated under the terms of its indemnity hereunder for all Losses of the Indemnified Party in connection with such action, suit, claim, proceeding, demand, assessment or enforcement action (subject to the following sentence), then the Indemnifying Party shall be entitled, if it so elects and with counsel reasonably satisfactory to the Indemnified Party, to take control of the defense and investigation of such action, suit, claim, proceeding, demand, assessment or enforcement action, and to employ and engage attorneys to handle and defend the same, at the Indemnifying Party's cost, risk and expense; and the Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Party's request and cost, risk, and expense, with the Indemnifying Party and its attorneys in the investigation, trial and defense of such action, suit, claim, proceeding, demand, assessment or enforcement action, and any appeal arising therefrom; PROVIDED, HOWEVER, that the Indemnified Party may, at its own cost, participate in such investigation, trial and defense of such action, suit, claim, proceeding, demand, assessment or enforcement action, and any appeal arising therefrom; and PROVIDED, FURTHER, that the Indemnifying Party shall have an obligation to keep the Indemnified Party apprised of the status of the action, suit, claim, proceeding, demand, assessment or enforcement action, to furnish the Indemnified Party with all documents and information that the Indemnified Party shall reasonably request in connection therewith, and to consult with the Indemnified Party prior to acting on major matters involved in such action, suit, claim, proceeding, demand, assessment or enforcement action, including settlement discussions, it being understood that no settlement of any action for which indemnification may be payable hereunder shall be made without the prior written consent of the Indemnified Party. Notwithstanding any other provision of this Article 5, if an Indemnified Party withholds its consent to a settlement or elects to defend any claim, where but for such action the Indemnifying Party could have settled such claim, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim. The Indemnified Party shall be entitled to defend, settle or proceed in such other manner as it deems fit, in its sole discretion, in connection with any action, suit, claim, proceeding, demand, assessment or enforcement action as to which the Indemnifying Party has not acknowledged its obligations in writing in accordance with the second sentence of this Section 5.5; and no actions taken by the Indemnified Party in connection therewith shall affect or limit the obligations of the Indemnifying Party pursuant to this Article 5. If the Indemnified Party does not have control over any proceeding described in this Article 5 and the Indemnified Party determines that it desires to settle its claim in such proceeding it shall have the right to do so without the consent of the Indemnifying Party, provided that in such event, the Indemnified Party shall lose the benefits of any indemnification provided by this Article 5 with respect to such proceeding.



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                5.6 INDEMNIFICATION AS SOLE REMEDY. Except as otherwise
provided in this Agreement, the sole remedy of the parties hereto for a misrepresentation or breach of a representation or warranty contained in
Article 2, 3 or 4 of this Agreement shall be a claim for indemnification under this Article 5.

                5.7 DEFINITIONS. The following capitalized terms shall have the following meanings when used in this Article 5:

                    (a) "Indemnified Party" shall mean any party hereto entitled to indemnification hereunder.

                    (b) "Indemnifiable Claim" shall mean any claim which, if sustained, would result in a Loss or Liability.

                    (c) "Indemnifying Party" shall mean any party hereto required to provide indemnification to another party hereunder.

                    (d) "Liability" or "Liabilities" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including, without limitation, liabilities on account of taxes, other governmental charges or legal proceedings.

                    (e) "Loss" or "Losses" shall mean any and all Liabilities, losses, damages, costs, or expenses (including, without limitation, the fees and expenses of counsel).


6.  OTHER AGREEMENTS

                6.1 EXPENSES. The Purchaser and the Seller Parties shall each bear their own expenses (including those of counsel, accountants and investment bankers) incurred by each of them in connection with this Agreement and the transactions contemplated hereby; PROVIDED that Davie shall bear such expenses of the IRA.

                6.2 REPORTING REQUIREMENTS. The Purchaser covenants that it will file the reports required to be filed by it under the Securities Exchange Act of 1934, and it will take such further action as the Sellers may reasonably request to the extent required to enable the Sellers to sell Purchaser Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act.



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7.  MISCELLANEOUS

                7.1 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all other prior commitments, arrangements or understandings, both oral and written, and between the parties with respect thereto. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

                7.2 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

                7.3 ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

                7.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                7.5 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other parties in compliance with the terms hereof:

                     If to the Purchaser:

                     Office Centre Corporation
                     c/o The King Group
                     38 East 32nd Street
                     New York, New York  10016
                     (Facsimile No.:  (212) 725-2591)
                     Attention:  Robert Gillon, Jr.


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                     If to Walter Gordenstein:

                     c/o UDI Corp.
                     90 Tapley Street
                     Springfield, Massachusetts  01101
                     (Facsimile No.: 413-732-3333)

                     If to the IRA:

                     Dean Witter Reynolds Inc.
                     1100 First Federal Plaza
                     Rochester, New York 14614
                     (Facsimile No.:_____________)
                     Attention: Delores Lee

                     If to Clifford M. Davie:

                     20 Royal Palm Way, Unit 103
                     Boca Raton, Florida  33432
                     (Facsimile No.: 407-393-6926 and 716-671-9335)

All such notices and communications shall be deemed to be given for purposes of this Agreement on the day such writing is received by the intended recipient thereof.

                7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                7.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the Purchaser and the Sellers.




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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.


                                             OFFICE CENTRE CORPORATION



                                             By: /s/ROBERT J. GILLON, JR.
                                               ---------------------------------
                                                 Name:   Robert J. Gillon, Jr.
                                                 Title:  President




                                              /s/WALTER GORDENSTEIN
                                              ----------------------------------
                                                    WALTER GORDENSTEIN




                                             DEAN WITTER REYNOLDS INC.,
                                             CUSTODIAN FOR THE IRA
                                             ROLLOVER OF CLIFFORD DAVIE
                                             DTD 12/15/94



                                             By: /s/IRA MILLER
                                               --------------------------------
                                                Name:  Ira Miller
                                                Title: SVP - Branch Mgr.


                                               /s/CLIFFORD M. DAVIE
                                             ----------------------------------
                                             CLIFFORD M. DAVIE




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